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                                                                    EXHIBIT 5.1








                                  LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                           999 Peachtree Street, N.E.
                                First Union Plaza
                                   Suite 1400

                             Atlanta, Georgia 30309

                            TELEPHONE (404) 817-6000
                            FACSIMILE (404) 817-6050



                                  March 6, 1998

Clover Community Bankshares, Inc.
124 North Main Street
Clover, South Carolina  29710

Ladies and Gentlemen:

         We have acted as counsel to Clover Community Bankshares, Inc. (the "Corporation") in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933 covering the offering of 1,011,020 shares (the "Shares") of the Corporation's common stock, par value $.01 per share. The Shares will be issuable to holders of the shares of common stock of Clover Community Bank (the "Bank") pursuant to the terms of the Reorganization Agreement and Plan of Exchange between the Corporation and the Bank (the "Reorganization Plan"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Reorganization Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus contained in the Registration Statement.

                     Very truly yours,

                     NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.



                     By: /s/ Neil E. Grayson
                         ----------------------------------------
                         Neil E. Grayson